Exhibit 32

Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Each of the undersigned officers of Tootsie Roll Industries, Inc. certifies that (i) the Annual Report on Form 10-K of Tootsie Roll Industries, Inc. for the year ended December 31, 2004 (the Form 10-K) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tootsie Roll Industries, Inc.

Dated: March 15, 2005	/s/ MELVIN J. GORDON Melvin J. Gordon Chairman and Chief Executive Officer
Dated: March 15, 2005	/s/ G. HOWARD EMBER, JR. G. Howard Ember, Jr. Vice President/Finance and Chief Financial Officer